Exhibit 99.1

ClearSign Technologies Corporation

Announces Board Changes

SEATTLE, February 20, 2020 –ClearSign Technologies Corporation (Nasdaq: CLIR) (“ClearSign” or the “Company”), an emerging leader in industrial combustion and sensing technologies that improve energy, operational efficiency and safety while dramatically reducing emissions, announces changes to its Board of Directors.

On February 13, 2020, as he intended when he first agreed to serve on the Board, James M. Simmons resigned as a director of the Company to re-focus his resources on his other obligations. Mr. Simmons’ resignation was not due to a disagreement on any matter relating to the Company’s operations, policies or practices. On the same date, the Company’s Board of Directors appointed Colin James Deller, the Company’s Chief Executive Officer, as a director.

“On behalf of ClearSign and the Board I want to thank Jim for stepping up to the task and joining the Board for the past year. His frank guidance, drawn from decades of experience, has been well received and aided us through a time of important upgrades relating to Board composition and management talent as well as commercialization strategy,” said Robert T. Hoffman, Chairman of the Board of ClearSign.

“I had two goals when I joined ClearSign’s board. First, I wanted to make sure we had the right leadership in place and second, that there was a cohesive commercialization strategy to market the Company’s game changing technologies,” said Jim Simmons, retiring Board Member of ClearSign. “I believe that with Jim Deller’s industry experience, the Company has accomplished both goals with Jim’s appointment as CEO. It only makes sense that Jim takes a place on the Board. I am confident that the Company is in a better position from when I joined and I look forward to seeing the continued progress.”

About ClearSign Technologies Corporation

ClearSign Technologies Corporation designs and develops products and technologies for the purpose of improving key performance characteristics of industrial and commercial systems, including operational performance, energy efficiency, emission reduction, safety and overall cost-effectiveness. Our patented technologies, embedded in established OEM products as ClearSign Core™, and ClearSign Eye™ and other sensing configurations, enhance the performance of combustion systems and fuel safety systems in a broad range of markets, including the energy (upstream oil production and down-stream refining), commercial/industrial boiler, chemical, petrochemical, transport and power industries. For more information, please visit www.clearsign.com.

Cautionary note on forward-looking statements

All statements in this press release that are not based on historical fact are “forward-looking statements.” You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “would,” “should,” “could,” “may,” “will” or other similar expressions. While management has based any forward-looking statements included in this press release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not limited to, general business and economic conditions, the performance of management and our employees, the performance of our products, our ability to obtain financing, competition, whether our technology will be accepted and adopted and other factors identified in our Annual Report on Form 10-K filed with the Securities and Exchange Commission and available at www.sec.gov and other factors that are detailed in our periodic and current reports available for review at www.sec.gov. Furthermore, we operate in a competitive environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

For further information:

Investor Relations:

Matthew Selinger

Firm IR Group for ClearSign

+1 415-572-8152

mselinger@firmirgroup.com